Exhibit 10.1

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

AMENDMENT TO
AMENDED AND RESTATED AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED AGREEMENT is made as of the 31st day of March, 2012 (this “Amendment”) by and between MARTIN K. GELBARD, M.D., 2601 W. Alameda Avenue, Burbank, CA 91505 (“Dr. Gelbard”) and ADVANCE BIOFACTURES CORPORATION AND ITS AFFILIATES, 35 Wilbur Street, Lynbrook, NY 11563 (collectively, the “Company”).

RECITALS

WHEREAS, Dr. Gelbard and the Company are parties to that certain Amended and Restated Agreement, dated as of August 27, 2008 (the “Agreement”); and

WHEREAS, Dr. Gelbard and the Company desire to amend the Agreement pursuant to the terms, provisions, covenants and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

I.                 Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

II.               Changes to the Agreement. Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

4.	Compensation:

a.

Dr. Gelbard shall receive from the Company in consideration of services to be rendered and rights granted hereunder the following compensation whether or not the Company has terminated his engagement prior thereto: (i) the fees for services described in Section 3 above, <OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION>, and the sum of $1,250,000 pursuant to the Agreement, all of which amounts/<OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION> have previously been paid or delivered by BTC to Dr. Gelbard; (ii) within ten (10) business days following March 30, 2012, the sum of $1,500,000; (iii) within ten (10) business days following the date the Biologics License Application (the “BLA”) in respect of the Product is submitted to the U.S. Food and Drug Administration (the “FDA”), the sum of <OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION>; (iv) upon the FDA’s approval of the BLA for general prescription marketing and sale of the Product by the Company and its licensees (the date of such FDA approval, the “FDA Approval Date”), the sum of <OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION>; (v) within ten (10) business days following the FDA Approval Date, the additional sum of <OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION>; (vi) <OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION>, four additional payments of <OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION>, each of which shall be paid within ten (10) business days following each of the first, second, third and fourth anniversaries of the FDA Approval Date (each, an “Anniversary Date”); and (vii) in addition, <OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION>, a royalty of <OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION> of Net Sales (as defined in Section 4(c)) of the Product by the Company, BTC or their assignees, licensees or sublicensees for a period of time commencing on the date of the first commercial sale and terminating on the date which is <OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION> following the date of first commercial sale, such royalties to be payable on a quarterly basis together with a royalty statement. Each of the payments set forth in clauses (i) through (vi), inclusive, of this Section 4(a) is non-refundable and shall not be creditable against any obligation of the Company to pay royalties pursuant to clause (vii) of this Section 4(a).

b.	<OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION>.

c.

For purposes of this Section 4, “Net Sales” shall mean the gross amount invoiced on account of sales of the Product to third parties, less the total of (i) trade, cash or quantity discounts not already reflected in the amount invoiced; (ii) excise, sales and other consumption taxes and customs duties to the extent included in the invoice price; (iii) freight, insurance and other transportation charges to the extent specifically included in the invoice price; (iv) returns or retroactive price reductions; and (v) compulsory payments and rebates directly related to sale of the Product accrued, paid or deducted pursuant to governmental regulations. The Company will make a good faith attempt, using commercially reasonable biotech industry practices, to differentiate between Net Sales of the Product and sales of similar products for purposes other than the treatment of Peyronie’s Disease in calculating the amount of the royalty due hereunder to Dr. Gelbard. Absent manifest error, the Company’s good faith differentiation shall be binding and conclusive on Dr. Gelbard; provided that, the quarterly royalty statements sent by the Company to Dr. Gelbard include the sales figures used by Auxilium Pharmaceuticals, Inc. in calculating the royalty amount payable by Auxilium to BTC pursuant to Section 7.1 of the Second Amended and Restated Development and License Agreement, dated August 31, 2011 (as amended, the “Development Agreement”); and provided further, that said sales figures do not differ materially from other publicly available sales data on the Product.

III.              Construction Principles. The terms and conditions of this Amendment shall amend, supersede, replace, govern and control over any conflicting or inconsistent terms and conditions in the Agreement, but except as modified in this Amendment, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect and are hereby ratified and reaffirmed by each of the undersigned parties. Unless otherwise defined in this Amendment, all capitalized terms shall have the same meanings as provided in the Agreement.

IV.               Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any otherwise applicable principles of conflicts of laws.

V.                 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt by facsimile or electronic mail message of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

[Signatures appear on the following page]

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

IN WITNESS WHEREOF, the parties have executed or caused this Amendment to Amended and Restated Agreement to be executed by their respective officers thereunto duly authorized, as applicable, effective as of the date first above written.

Martin K. Gelbard, M.D.

Advance Biofactures Corporation

By:
Name: Thomas L. Wegman
Title: President